United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

STEC, Inc.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street Santa Ana, California		92705-5812
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 476-1180

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the fourth quarter of 2012, and through January 14, 2013, STEC, Inc. (the “Company”) reduced its workforce. The reduction in workforce has impacted 65 full-time employees worldwide and was implemented to improve the financial performance of the Company by reducing future operating costs. As a result of the reduction in workforce, the Company recorded expenses of approximately $0.4 million in the fourth quarter of 2012 and expects to incur additional costs of $0.4 million during the first quarter of 2013 related to employee severance payments.

Including the previously disclosed voluntary salary reduction by Mr. Mark Moshayedi, President and Chief Executive Officer, and Mr. Manouch Moshayedi, Founder, of their respective annual base salaries to $1.00, effective December 1, 2012, the combined effect of these cost reductions is expected to be approximately $8.8 million per year, or $2.2 million per quarter. The full quarterly impact of the cost reductions is expected to be first realized in the second quarter of 2013.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This report contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning employee costs; the completion of the reduction in workforce; the annual salary of the Company’s President and Chief Executive Officer; the annual salary of the Company’s Founder; estimated annual and quarterly cost reductions; and the timing of the first full quarter of cost reductions. Such forward-looking statements are based on the Company’s current beliefs and expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although the Company believes that the forward-looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. The reduction in force may not result in the expected reduction in expenses, or within the expected timeframe, if at all. Additional important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in the Company’s filings with the Securities and Exchange Commission made from time to time, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The information contained in this report is a statement of the Company’s present beliefs and expectations. The Company may change its belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company’s assumptions or otherwise. Except as required by law, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof, or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEC, Inc.

	By:	/s/ ROBERT M. SAMAN
Date: January 15, 2013		Robert M. Saman Chief Legal Officer, General Counsel and Secretary